Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 No. 333-147760 and No. 333-146613 and on Form S-3 No. 333-147717, No. 333-148551 and No. 333-156603 of Akeena Solar, Inc. of our report dated March 8, 2010, relating to the consolidated financial statements of Akeena Solar, Inc. which appears in this Annual Report on Form 10-K.

/s/ Burr, Pilger & Mayer LLP

Burr, Pilger & Mayer LLP
San Francisco, California
March 8, 2010